UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 27, 2011, the Board of Directors of the Company approved an Amendment and Restatement of the Company’s Amended and Restated Bylaws.  Among other things, the amendments modified the requirement that directors be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of stockholders to a majority (defined as greater than 50%) of the votes of the shares present or represented by proxy at the annual meeting of stockholders.  Votes cast shall include votes withheld but exclude abstentions.  Provided, however, that if the election is contested whereby the number of nominees for election exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast.  In addition, under the amendments, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual stockholder’s meeting, the director shall promptly tender his or her resignation to the Board of Directors.  The Nominating and Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors whether to accept or reject the resignation.  If accepted, the Board of Directors, at its sole discretion, may fill any resulting vacancy pursuant to the provisions of the amended and restated bylaws.  These amendments to the election of directors will be effective for the 2012 annual meeting of stockholders.

The amendments also require a stockholder who seeks to bring business or director nominees before an annual stockholder meeting to submit the required notice no earlier than 120 days and no later than 60 days prior to the first anniversary of the prior year’s annual meeting, provided that if the meeting date is more than 30 days before or after the anniversary date, the notice must be delivered no earlier than 120 days and no later than 60 days prior to the date of the meeting, or if the first public announcement of the date of the meeting is less than 100 days prior to the date of the annual meeting, the 10th day following such public announcement.  In addition, in connection with the submission of business or director nominees, the amendments remove the requirement that stockholders disclose a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three years, as well as, the requirements to disclose any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company, any short interests of such stockholder, any rights or dividends on the shares of the Company, any proportionate interest in shares or derivative instruments held and any performance related fees.  These amendments to the advance notice bylaws provisions will be effective for the 2012 annual meeting of stockholders.

The foregoing summary of the amendments reflected in the Amended & Restated Bylaws is qualified in its entirety by reference to the Amended & Restated Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.2	Amended and Restated Bylaws of StarTek, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ Dave M. Gomez	Date: November 1, 2011
Dave M. Gomez
Senior Vice President, General Counsel and Secretary